Exhibit (h)(5)(f)

NOMURA PARTNERS FUNDS, INC.

FOURTH AMENDMENT

TO SECOND AMENDED AND RESTATED

COMPLIANCE SERVICES AGREEMENT

This Fourth Amendment (“Amendment”) to the Second Amended and Restated Compliance Services Agreement dated as of December 31, 2009 by and among Nomura Pat1ners Funds, Inc. (the “Funds”), Foreside Compliance Services, LLC (“FCS”) and Foreside Management Services, LLC (“FMS”) (collectively, “Foreside”), as amended, (the “Second Compliance Agreement”) is entered into as of August 13, 2013 (the “Effective Date”).

WHEREAS, the Funds and Foreside wish to amend Appendix B to the Second Compliance Agreement;

NOW, THEREFORE, the Funds and Foreside hereby agree as follows:

1.	Appendix B to the Second Compliance Agreement is hereby amended and restated as provided in Exhibit A attached hereto.

2.	Except as amended hereby, all other terms and conditions of the Second Compliance Agreement shall remain in full force and effect and are hereby incorporated herein by reference.

3.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

FORESIDE COMPLIANCE SERVICES, LLC		NOMURA PARTERNS FUNDS, INC., on behalf of each of its series severally and not jointly

By:	/s/ David M. Whitaker	By:	/s/ J. Douglas Azar
	David M. Whitaker, President		J. Douglas Azar, Chairman of the Board

FORESIDE MANAGEMENT SERVICES, LLC

By:	/s/ David M. Whitaker
David M. Whitaker, President

Exhibit A

NOMURA PARTNERS FUNDS, INC.

SECOND AMENDED and RESTATED

COMPLIANCE SERVICES AGREEMENT

Appendix B

Effective as of August 13, 2013

FCS employee designated as the Funds’ CCO:

The Funds’ Board of Directors has designed Richard F. Cook, Jr. as the Funds’ CCO.

FCS employee designated as the Funds’ AMLCO:

The Funds’ Board of Directors has designed Richard F. Cook, Jr. as the Funds’ AMLCO.

FMS employee designated as the Funds’ PEO:

The Funds’ Board of Directors has designated Richard J. Berthy as the Funds’ PEO.

FMS employee designated as the Funds’ PFO:

The Funds’ Board of Directors has designated William Cox as the Funds’ PFO.